EXHIBIT 99.1

       iLinc Communications Names New Senior Vice President and
                        Chief Financial Officer

    PHOENIX--(BUSINESS WIRE)--July 22, 2004--iLinc Communications, Inc. (AMEX:ILC), developers of one of the most feature-rich and secure integrated Web and audio conferencing solutions available, announced today that it has named John S. "Jack" Hodgson, age 53, senior vice president and chief financial officer, effective immediately.
    Mr. Hodgson brings to iLinc more than 25 years of experience working in various financial management positions and over 10 years of experience working for large publicly traded companies as their chief financial officer. Mr. Hodgson's experience includes his role as senior vice president and chief financial officer of FEI Company and vice president and chief financial officer for Integrated Process Equipment Corp., both semiconductor equipment manufacturers, as well as vice president of finance for Dover Corporation, a Fortune 200 multi-industry manufacturer. In his various positions, he has been responsible for the full spectrum of internal and external financial matters. He has been directly involved with several successful public offerings, raising over $1 billion in capital for various large public high-technology companies, and has extensive experience in SEC reporting, tax compliance, acquisitions, accounting, and treasury management. Mr. Hodgson received his Master of Business Administration from Hofstra University and a Bachelor of Science in Business Administration from Manhattan College.
    "We are very pleased to have hired someone with Jack's breadth of expertise as well as his leadership and drive," said Dr. James Powers, president and chief executive officer of iLinc Communications. "His extensive background in all financial aspects and regulatory compliance, his successful track record of capitalizing dynamic growth companies, and his experience working with large publicly traded companies will be invaluable as we work together to position iLinc Communications as the leading Web and audio conferencing company."
    In commenting on his new position, Mr. Hodgson said, "I am pleased to be joining the iLinc Communications team. It is evident when you talk with the management team that they are very dedicated and committed to doing everything possible to take advantage of the growth opportunity present in the industry. I am very excited about being a part of a company that I believe has what it takes to be successful in their goal of becoming a leader in their industry."

    About iLinc Communications, Inc.

    iLinc Communications, Inc. (AMEX: ILC) is a leading developer and provider of hosted and premise-based Web and audio conferencing software for two-way, highly secure, and cost-effective collaborative online meetings, presentations, and training sessions. iLinc's family of software products, including MeetingLinc, LearnLinc, ConferenceLinc, and SupportLinc, is used by financial services, technology, and professional services firms worldwide in sales, HR and training, marketing, and information technology applications. More information about the Phoenix-based company may be found on the Web at http://www.ilinc.com.

    This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from any future results described within the forward-looking statements. Factors that could contribute to such differences include the rate of acceptance of the Company's products and services by customers, changes in the e-Learning and Web conferencing and collaboration market in general, use of the Internet, the acceptance of new products, the Company's need for working capital, the result of pending litigation, the competition the Company faces from larger and more well-capitalized competitors, and other matters more fully disclosed in the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents the Company's estimates and expectations as of the date of the press release, and subsequent events and developments may cause the Company's estimates and expectations to change. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company's estimates and expectations of its future financial performance as of any date subsequent to the date of this press release.

    iLinc, iLinc Communications, MeetingLinc, LearnLinc,
ConferenceLinc, SupportLinc and its logo are trademarks or registered trademarks of iLinc Communications, Inc. All other Company names and products may be trademarks of their respective companies.

    CONTACT: iLinc Communications, Inc., Phoenix
             James M. Powers, Jr., 602-952-1200